                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Diana Bergherr and Diane Citron, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their of his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                                  DATE
               ---------                                 -----                                  ----
/s/ Anthony Peter Gill                   Principal Executive Officer                         May 9, 2003
------------------------------------
Anthony Peter Gill


/s/ Philip Jack Richards                 Principal Financial Officer                         May 9, 2003
---------------------------
Philip Jack Richards


/s/ John Martin                          Principal Accounting Officer                        May 9, 2003
---------------------------
John Martin


/s/ Frank Nicholas Ganis                 Director                                            May 9, 2003
---------------------------
Frank Nicholas Ganis